Exhibit 10.2
GUARANTY AGREEMENT

This GUARANTY AGREEMENT (this “Guaranty”) is entered into as of March 21, 2008, by AMERICAN LEISURE GROUP, LTD., an entity organized under the laws of the British Virgin Islands (“Guarantor”), in order to induce TL ACQUISITION GROUP LLC, a Delaware limited liability company (the “Buyer”), to enter into that certain Asset Purchase Agreement (the “Purchase Agreement”), dated on even date herewith, and in consideration of all of the benefits which AMERICAN LEISURE EQUITIES CORPORATION D/B/A TRAVELEADERS, INC., a Florida corporation (the “Seller”), AMERICAN LEISURE HOLDINGS, INC., a Nevada corporation being the sole shareholder of the Seller (the “Shareholder”) and Guarantor, being the majority shareholder of the Shareholder, will receive by the consummation of the transaction contemplated by the Purchase Agreement, Guarantor hereby, unconditionally, directly, irrevocably, and absolutely covenants and agrees with Buyer, its successors and assigns, as follows (all terms used herein shall, to the extent not defined herein, have the meanings ascribed thereto in the Purchase Agreement):

AGREEMENT

1.           Representations.  Guarantor acknowledges and agrees that:  (i) the execution and delivery and compliance with the terms hereof will not contravene or constitute a default under any indenture, commitment, agreement or other instrument to which Guarantor is a party or by which he is bound or any existing law, rule, regulation, judgment, order or decree to which it is subject; (ii) the consummation of the transaction contemplated by the Purchase Agreement will be of economic benefit to Guarantor; and (iii) the consummation of the transaction shall constitute conclusive evidence of the reliance hereon by the Buyer.

2.           Guaranty.  Guarantor hereby unconditionally and irrevocably guarantees to the Buyer the performance of each any every obligation of the Seller and the Shareholder arising out of, or relating to, the Purchase Agreement, including, without limitation, under Article X thereof (collectively the “Obligations”); provided, that such Obligations shall not include (i) the performance of any obligation or the payment of any amount under dispute under the terms of the Purchase Agreement or other related document until such amount is finally determined pursuant to the terms of such document and (ii) any amount fully satisfied by Buyer’s exercise of its right of offset pursuant to Section 10.9 of the Purchase Agreement.  Notwithstanding anything contained in this Guaranty to the contrary, in no event shall the liability of Guarantor under this Guaranty exceed the lesser of (A) the amount that Guarantor would receive in a dividend by Shareholder if the entire Purchase Price actually paid by Buyer were distributed in a dividend to the Shareholder’s stockholders, and (B) the amount, if any, that Guarantor receives from Shareholder in any dividend to the Shareholder’s stockholders to the extent that such distribution occurs after the date hereof.

3.           Survival.  The Obligations of Guarantor under this Guaranty Agreement shall be absolute and unconditional and shall remain in full force and effect until the Obligations have been satisfied in full (including, but not limited to, all indemnification obligations pursuant to Article X of the Purchase Agreement).

4.           Waiver.

(a)           Guarantor expressly waives notice of the acceptance of this Guaranty, the creation of any present or future Obligation, default under any Obligation, all diligence of collection and presentment, demand, notice and protest and any right to disclosures from the Buyer regarding the Buyer’s financial condition or the enforceability of the Obligations.

(b)           No delay or omission to exercise any right or power accruing upon any default, omission or failure of performance hereunder shall impair any such right or power or shall be construed to be a waiver thereof, but any such right or power may be exercised from time to time and as often as may be deemed expedient.

5.           Consent.  With respect to any of the Obligations but subject to the last sentence of Section 2 above, the Buyer may, from time to time without prior notice to Guarantor and without affecting the liability of Guarantor, proceed against Guarantor to collect or enforce any Obligation.  Guarantor expressly consents to and waives notice of any and all of the above.

6.           Default and Remedies.  The Buyer shall have the right, power and authority to do all things deemed necessary or advisable to enforce the provisions of this Guaranty and, in the event of default in the timely or complete performance or payment of any Obligation, the Buyer may institute or appear in such appropriate judicial proceedings as it deems most effectual to protect and enforce any of its rights hereunder, whether for the specific enforcement of any covenant or agreement in this Guaranty or in aid of the exercise of any power granted herein or in the Purchase Agreement, or to enforce any other proper remedy.  Without limiting the generality of the foregoing, in the event of a default in payment of any Obligation when due, the Buyer may institute a judicial proceeding for the collection of the sums so due and unpaid, and may prosecute such proceeding to judgment or final decree, and may enforce the same against Guarantor and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of Guarantor, wherever situated.  No remedy conferred upon or reserved to the Buyer herein is intended to be exclusive of any other available remedy or remedies, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given under this Guaranty or now or hereafter existing at law or in equity.

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8.           Costs of Collection.  Guarantor agrees to pay all costs, expenses and fees, including all reasonable attorneys’ fees, which may be incurred by the Buyer in enforcing or attempting to enforce this Guaranty or protecting the rights of the Buyer hereunder following any default on the part of Guarantor hereunder, whether the same shall be enforced by suit or otherwise and unconditionally waive, in connection with any suit, action or proceeding brought by the Buyer on this Guaranty, any and every right Guarantor may have to (i) injunctive relief, (ii) a trial by jury, (iii) interpose any counterclaim therein and (iv) have the same consolidated with any other or separate suit, action or proceeding.

9.           Successors.  This Guaranty is binding upon Guarantor and its heirs, legal representatives, successors and assigns.  This Guaranty benefits and is enforceable by the Buyer or any subsequent holder or holders of any document evidencing the Obligations or any portion thereof and their respective, heirs, legal representatives, successors and assigns.  Any holder of any document evidencing the Obligations or any portion thereof may assign all of such holder’s rights and interests hereunder without the consent of, or notice to, Guarantor.

10.         Notices.  Any and all notices, demands, and communications provided for herein or made hereunder shall be given in the manner set forth in Section 11.6 of the Purchase Agreement.

11.         Amendment, Modification and Waiver.  This Agreement may not be modified, amended or supplemented except by mutual written agreement of the parties hereto.  Any party may waive in writing any term or condition contained in this Agreement and intended to be for its benefit; provided, however, that no waiver by any party, whether by conduct or otherwise, in any one or more instances, shall be deemed or construed as a further or continuing waiver of any such term or condition.  Each amendment, modification, supplement or waiver shall be in writing signed by the party or the parties to be charged.

12.         Assignment.  This Guaranty may not be assigned by any party without the prior written consent of the other party, whether by merger, operation of law or otherwise.

13.         Other Provisions.  This Guaranty shall not be revoked by bankruptcy or insolvency of Guarantor.  To the extent that any provision in or obligation under this Guaranty is invalid, illegal or unenforceable, in any jurisdiction, that finding shall not affect the validity, legality and enforceability of any other provision or obligation in this Guaranty in that jurisdiction or the validity, legality and enforceability of the provisions in or obligations under this Guaranty.  This Guaranty shall be governed by and construed in accordance with the internal laws of the State of Florida (regardless of such State’s conflict of law principles), and without reference to any rules of construction regarding the party responsible for the drafting hereof.

[Signature page follows]

IN WITNESS WHEREOF, Guarantor has executed this Agreement as of the date first written above.

                                AMERICAN LEISURE GROUP, LTD.

                                By:  /s/ Malcolm J. Wright
                                Name: Malcolm J. Wright
                                Title:  Chief Executive